Exhibit 99.1

March 19, 2020

Dear Fellow TrueCar Stockholders:

I don’t need to tell you that the recent outbreak of the novel coronavirus has brought nearly unparalleled disruption to, and created tremendous uncertainty for, the way we live and do business. I am writing to inform you of the measures that we are taking to adjust to the changing environment and continue to support our employees, dealers and investors.

First, we have transitioned our entire workforce to mandatory work-from-home status to protect the health and welfare of our employees, their families and their local communities. We will continue to monitor developments and the guidance of relevant governmental entities to determine the appropriate time and manner in which we return to normal working arrangements in a safe and prudent manner.

Next, we are acutely aware of the need to support our dealer customers during these difficult and uncertain economic times. While we believe that our standard pay-per-sale and performance-guarantee billing models provide dealers the flexibility that they need in circumstances like these, because dealers only pay us if they sell a car, we want to proactively support our dealers who are on a subscription billing model. Therefore, we are providing subscription dealers in states where our pay-per-sale arrangements are currently available with the option to change their billing model to pay per sale or performance guarantee. In states where our pay-per-sale or performance-based billing arrangements are not currently available, we will be automatically reducing April invoices by 50%.

We have begun implementing strict cost controls as we work to aggressively preserve the profitability of our business. We ended last year with no debt and over $180 million in cash on our balance sheet, and we are confident we will be able to weather the current unfavorable economic conditions. That being said, we are now withdrawing our outlook for revenue and adjusted EBITDA for the full year 2020. We have no comment on our first-quarter 2020 outlook at this time.

We will provide you with more detail about the effect of these unprecedented events on our business and our outlook on our first-quarter earnings call. In the meantime, please stay safe.

Michael Darrow, President and Chief Executive Officer

Forward-Looking Statements

This stockholder letter contains forward-looking statements. All statements contained in this letter other than statements of historical fact are forward-looking statements, including statements regarding our ability to preserve the profitability of our business, the effects of and our responses to the coronavirus outbreak, our outlook for the first quarter and full year 2020, including our expectations regarding future revenue and adjusted EBITDA. These forward-looking statements are subject to a number of risks, uncertainties and assumptions that may prove incorrect, any of which could cause our results to differ materially from those expressed or implied by such forward-looking statements, and include, among others, those risks and uncertainties described under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2019 filed with the Securities and Exchange Commission, or SEC, and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2019, June 30, 2019 and September 30, 2019 filed with the SEC. Moreover, we operate in a very competitive and rapidly-changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can management assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. All forward-looking statements in this press release are based on information available to our management as of the date of this press release and, except as required by law, management assumes no obligation to update those forward-looking statements, which speak only as of their respective dates.